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Exhibit 24.1

Bunge Limited (the "Company")

Power of Attorney

        Each person whose signature appears below hereby constitutes and appoints Alberto Weisser his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign the Company's Registration Statement and any and all amendments (including post-effective amendments) to the Company's Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission and/or the Registrar of Companies in Bermuda, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that the said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ JACQUALYN A. FOUSE Jacqualyn A. Fouse	Chief Financial Officer	March 12, 2008
/s/ KAREN ROEBUCK Karen Roebuck	Controller	March 12, 2008
/s/ FRANCIS COPPINGER Francis Coppinger	Director	March 12, 2008
/s/ LARRY G. PILLARD Larry G. Pillard	Director	March 12, 2008

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  Exhibit 24.1
Bunge Limited (the "Company") Power of Attorney